UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2008

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)
4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code
(804) 217-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

           On July 8, 2008, Dynex Capital, Inc. (the “Registrant”) filed with the Virginia State Corporation Commission articles of restatement restating the Registrant’s articles of incorporation in their entirety (the “Restated Articles”).  The Restated Articles were filed solely to correct a prior clerical error in an earlier amendment and an earlier restatement of the Registrant’s articles of incorporation affecting the language governing the preemptive rights of the Registrant’s common shareholders.  The Restated Articles are effective July 9, 2008.

    This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Restated Articles, which are attached as Exhibit 3.1 to this report and are incorporated by reference herein.

Item 8.01.  Other Events.

As of March 31, 2008, the Registrant had recorded a $3.5 million mortgage servicing rights obligation for expected payments of servicing fees on manufactured housing loans being serviced by a former affiliate.  On July 1, 2008, the former affiliate resigned as servicer of these loans, effectively relieving the Registrant of its obligation to continue to make these servicing fee payments.  Accordingly, the obligation will be reversed and the Registrant will recognize a benefit of $3.5 million in the quarter ending September 30, 2008.  Additional information about this item will be included in the Registrant’s earnings announcement for the second quarter of 2008.

Item 9.01.  Financial Statements and Exhibits.
(d)	Exhibits

	3.1	Restated Articles of Incorporation of Dynex Capital, Inc., effective July 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	July 9, 2008	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Restated Articles of Incorporation of Dynex Capital, Inc., effective July 9, 2008.